Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-41343) of SEI Investments Company of our report dated June 22, 2012, relating to the financial statements of the SEI Capital Accumulation Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers

Philadelphia, PA

June 22, 2012